SCHEDULE 14C
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION
        INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Check the appropriate box:

|_|  Preliminary information statement  |_|  Confidential, for use of the
                                             Commission only
                                             (as permitted by Rule 14c-5(d)(2))

|X|      Definitive information statement

                          THE SARATOGA ADVANTAGE TRUST
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

|X|      No Fee required.

|_|      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)      Title of each class of securities to which transaction applies:  _____
(2)      Aggregate number of securities to which transaction applies:  _____
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _____
(4)      Proposed maximum aggregate value of transaction:  _______________
(5)      Total fee paid:_____________________________________________

|_|      Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)      Amount Previously Paid:  _____________________________________________
(2)      Form, Schedule or Registration Statement No.:  _______________________
(3)      Filing Party:  _______________________________________________________
(4)      Date Filed:  _________________________________________________________


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                                                              May 5, 1998








Dear Shareholders:

                  The enclosed document is purely for informational purposes. You are not being asked to vote or take action on any matter. The document relates to a recent merger of Ivory & Sime Group, the parent of Ivory & Sime International, Inc., and Ivory & Sime plc, with the FP Asset Management Group, a subsidiary of Friends Provident Group.

                  This merger resulted in the formation of Friends Ivory & Sime plc, a subsidiary of Friends Provident Group and Ivory & Sime International, Inc. became a wholly-owned subsidiary of Friends Ivory & Sime plc. As described in the enclosed Information Statement, the Board of Trustees of The Saratoga Advantage Trust has approved new agreements with the new entities on substantially identical terms and with the same fees as the old agreements.

                  As always, please feel free to call us at 1-800-807-FUND with any questions you may have.

                                               Sincerely,



                                               Bruce E. Ventimiglia
                                               Chairman, President and CEO


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                           THE ENCLOSED DOCUMENT IS PURELY FOR INFORMATIONAL
PURPOSES.  YOU ARE NOT BEING ASKED TO VOTE OR TAKE ACTION ON ANY MATTER.


I.       BACKGROUND

                  Ivory & Sime International, Inc. ("ISI") is the investment adviser to the International Equity Portfolio (the "Portfolio") of The Saratoga Advantage Trust (the "Trust") pursuant to an agreement with the Trust's manager, Saratoga Capital Management ("SCM"). ISI has in turn entered into a subadvisory agreement with its parent company, Ivory & Sime plc, with respect to the Portfolio. On February 17, 1998, Ivory & Sime Group, the parent company of ISI and Ivory & Sime plc, merged with and into FP Asset Management, a subsidiary of Friends Provident Group, to form Friends Ivory & Sime plc and ISI became a wholly-owned subsidiary of Friends Ivory & Sime plc (the "Transaction").

                  The FP Asset Management Group is wholly-owned by Friends Provident Group. It serves as investment manager to life assurance funds and unit trust funds of the Friends Provident Life Assurance and Unit Trust Group subsidiary of the Friends Provident Group in the United Kingdom. Friends Provident was founded in 1832 and is a mutual life assurance company registered in England. The Friends Provident Group consists of Friends Provident and its subsidiary companies. The principal business units in the Friends Provident Group transact long-term insurance business and unit trust management in the United Kingdom.

                  As discussed below, the Transaction may be deemed to have terminated the investment management agreement between ISI and SCM and the sub-advisory agreement between ISI and Ivory & Sime plc. Under an order the Trust has received from the Securities and Exchange Commission, the Trust is permitted to appoint an investment adviser for the Portfolio without shareholder approval. The Trustees of the Trust must approve such investment advisory agreements, and the Trust must provide notice to shareholders within 90 days of such hiring of a new investment adviser or the implementation of any material change in an investment advisory contract. This Information Statement is being supplied to shareholders to fulfill the notice condition, and will be mailed on or about May 5, 1998.

                  The Transaction might be deemed to create an "assignment," as defined in The Investment Company Act of 1940, as amended (the "1940 Act"), of both the investment advisory agreement between ISI and SCM and subadvisory agreement between ISI and Ivory & Sime plc, respectively, resulting in the termination of the agreements. Therefore, on January 9, 1998, the Board of Trustees approved new agreements with ISI and Friends Ivory & Sime plc, respectively, which became effective on February 17, 1998 and which are identical, except for the date of execution and termination to the prior agreements approved by shareholders on April 11, 1997.



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II.      INFORMATION CONCERNING A NEW  INVESTMENT ADVISORY
AGREEMENT BETWEEN SCM AND IVORY & SIME INTERNATIONAL, INC. WITH
RESPECT TO THE INTERNATIONAL EQUITY PORTFOLIO

                  Prior to February 17, 1998, ISI served as the investment adviser to the Portfolio pursuant to an investment advisory agreement between ISI and SCM (the "Prior International Equity Portfolio Investment Advisory Agreement"). On January 9, 1998, the Board of Trustees approved an investment advisory agreement between SCM and ISI pursuant to which ISI serves as the investment adviser following the Transaction (the "New International Equity
Portfolio Investment Advisory Agreement"). The New International Equity Portfolio Investment Advisory Agreement contains identical terms and conditions, including identical investment advisory fee levels, as the Prior International Equity Portfolio Investment Advisory Agreement.

                  Under  the  terms of the New  International  Equity  Portfolio
Investment Advisory Agreement, ISI will serve as investment adviser to the Portfolio, subject to the supervision of SCM and the Trust's Board of Trustees. Pursuant to the New International Equity Portfolio Investment Advisory Agreement, ISI performs the identical duties performed under the Prior International Equity Portfolio Investment Advisory Agreement including reviewing investment performance, policies and guidelines, facilitating communications between the subadviser and SCM and maintaining certain books and records. As was the case under the Prior International Equity Portfolio Agreement, ISI, at its own expense, furnishes necessary investment and management facilities for conducting the investment activities of the Portfolio, and pays the salaries of its respective personnel under the New International Equity Portfolio Investment Advisory Agreement. In addition, as was the case under the Prior International Equity Portfolio Agreement, under the New International Equity Portfolio
Agreement; (a) SCM shall indemnify and hold harmless ISI, its officers and directors and each person, if any, who controls ISI within the meaning of
Section 15 of the Securities Act of 1933, (any and all such persons shall be referred to as "Indemnified Party") against any loss, liability, claim, damage or expense arising by reason of any matter to which the New International Equity Portfolio Investment Advisory Agreement relates, except for liability by reason of misfeasance, bad faith or negligence in the performance of the duties of such Indemnified party; and (b) ISI shall indemnify and hold harmless SCM and the Trust and each of their directors and officers and each perons, if any, who controls SCM and the Trust against any loss, liability, claim damage or expense arising by reason of any matter to which the New International Equity Portfolio Investment Advisory Agreement relates, but only with respect to ISI's misfeasance, bad faith or negligence in the performance of its duties under the Agreement.

                  Investment Advisory Fee Rates

                  As compensation for its services, ISI receives a fee from SCM calculated at an annual rate of .40% of the average net assets of International Equity Portfolio.



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                  Under  the  New  International   Equity  Portfolio  Investment
Advisory Agreement, ISI will receive fees at the same rate received by it pursuant to the Prior International Equity Portfolio Investment Advisory Agreement.

                  Investment Advisory Fees Paid

                  For the Trust's fiscal year ended August 31, 1997, SCM paid $34,266 in investment advisory fees to ISI for management of the Portfolio.


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III.     INFORMATION CONCERNING A NEW SUBADVISORY AGREEMENT
BETWEEN SCM AND FRIENDS IVORY & SIME PLC WITH RESPECT TO THE
INTERNATIONAL EQUITY PORTFOLIO

                  Prior to  February  17,  1998,  Ivory & Sime plc served as the subadviser to the International Equity Portfolio pursuant to a subadvisory agreement with ISI, the Portfolio's investment adviser, (the "Prior International Equity Portfolio Subadvisory Agreement"; with the Prior International Equity Portfolio Investment Advisory Agreement, collectively, the "Prior International Equity Portfolio Agreements"). On January 9, 1998, the Board approved a subadvisory agreement between Friends Ivory & Sime plc and ISI, pursuant to which Friends Ivory & Sime plc serves as the subadviser following the Transaction (the "New International Equity Portfolio Subadvisory Agreement"; with the New International Equity Portfolio Investment Advisory Agreement, collectively, the "New International Equity Portfolio Agreements"). Under the terms of the New International Equity Portfolio Subadvisory Agreement, Friends Ivory & Sime plc is responsible for the identical duties performed by Ivory & Sime plc under the Prior International Equity Portfolio Subadvisory Agreement (i.e., the day-to-day management of the Portfolio's assets). As was the case with Ivory & Sime plc under the Prior International Equity Portfolio Subadvisory Agreement, Friends Ivory & Sime plc, at its own expense, furnishes necessary investment and management facilities for conducting the investment activities of the Portfolio and pays the salaries of its personnel under the New International Equity Portfolio Subadvisory Agreement. In addition, as was the case with respect to the Prior International Equity Portfolio Subadvisory Agreement, the New International Equity Portfolio Subadvisory Agreement provides that Friends Ivory & Sime plc shall not be liable for any mistake in judgment or any event whatsoever except for lack of good faith and is not protected against any liability to ISI, SCM, the Trust or shareholders to which it would otherwise be subject by reason of an act or practice constituting willful misfeasance, bad faith, negligence, reckless disregard of duty or breach of fiduciary duty involving personal misconduct (all within the meaning of the 1940 Act) in respect of ISI, SCM or the Trust in the performance of its duties.

                  Subadvisory Fee Rates under the New International Equity Portfolio Subadvisory Agreement

                    As compensation for its services, Friends Ivory & Sime plc receives from ISI 78% of the net monthly fees paid by SCM to ISI pursuant to the New International Equity Portfolio Investment Advisory Agreement between SCM and ISI.

                  Under the New International Equity Portfolio Subadvisory Agreement, Friends Ivory & Sime plc will receive fees at the same rate received pursuant to the Prior International Equity Portfolio Subadvisory Agreement.

                  Subadvisory Fee Paid



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                  For the fiscal year ended August 31, 1997, ISI paid $26,727 in subadvisory fees to Ivory & Sime plc. THE SUBADVISORY FEES ARE PAID BY THE ADVISER OUT OF THE ADVISORY FEE IT RECEIVES FOR EACH PORTFOLIO AND ARE NOT ADDITIONAL CHARGES TO THE PORTFOLIO.





Shareholder and Board Approval of the Prior International Equity Portfolio Agreements

                  The Prior International Equity Portfolio Agreements were initially approved by the Board of Trustees on December 18, 1996 and by the shareholders of the International Equity Portfolio on April 11, 1997.

IV.      BOARD CONSIDERATION

                  At a meeting held on January 9, 1998 the Board of Trustees approved the New International Equity Portfolio Agreements.

                  The Board of Trustees believes that the Agreements will enable the Portfolio to continue to obtain high quality services at costs which it deems appropriate and reasonable. In connection with its review, the Board of Trustees considered materials furnished by Ivory & Sime Group including information regarding the personnel, operations and financial condition of Friends Provident Group and Ivory & Sime Group.

                  In evaluating the New International Equity Portfolio Agreements, the Board requested and reviewed, with the assistance of independent legal counsel, materials furnished by Ivory & Sime plc and Friends Provident Group. These materials included financial statements as well as other written information regarding FP Asset Management Group and Friends Provident Group and their personnel, operations and financial condition, A representative of Ivory & Sime plc made a presentation to the Board on Ivory & Sime plc, the Portfolio and the Transaction with Friends Provident and responded to questions of the Trustees. The Board also reviewed and discussed the terms of the New International Equity Portfolio Agreements and compared them to the Prior International Equity Portfolio Agreements.

                  The Board considered, with its counsel, (i) the quality of the operations and service which have been provided to the Trust on behalf of the International Equity Portfolio by ISI and Ivory & Sime plc and which are expected to continue to be provided after the Transaction by ISI and Friends Ivory & Sime plc, with no change in fee rates, (ii) the overall experience and reputation of ISI and Ivory & Sime plc in providing such services to others, and the likelihood of the financial stability of ISI and Friends Ivory & Sime plc,
(iii) the capitalization of Friends Provident, (iv) the aspects of the transaction with Friends Provident that would affect the ability of ISI and Friends Ivory


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& Sime plc to retain and attract  qualified  personnel  and (v) the  benefits of continuity in the services to be provided under the New International Equity Portfolio Agreements. The Board focused primarily on the nature and quality of the services provided by ISI and Ivory & Sime plc to the Portfolio, and the fact that the terms and conditions of the Prior International Equity Portfolio Agreements, including the terms relating to the services to be performed and to expenses and fees, are substantially identical. In addition, the Board focused on assurances from representatives from Friends Provident that key personnel of ISI and Ivory & Sime plc will continue in their positions with ISI and Friends Ivory & Sime plc and will continue to be involved in the operations of the Portfolio, and that the Portfolio will be operated in the same manner as before the Transaction. Based upon its review of the above factors, the Board of Trustees concluded that the New International Equity Portfolio Agreements are in the best interests of the Portfolio and its shareholders, and that the fees provided therein are fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality.

V.       DURATION AND TERMINATION OF ALL AGREEMENTS

                  The New International Equity Portfolio Agreements will have initial terms of two years, and thereafter will continue in effect for successive annual periods provided such continuance is approved at least annually by (i) a majority of the Trustees not parties to the Agreements, and who are not "interested persons" (as defined in the 1940 Act) of any such party and (ii) a majority of the Board of Trustees as a whole or the holders of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Portfolio. All Agreements will terminate automatically in the event of their "assignment."

VI.      GENERAL INFORMATION CONCERNING  ISI AND FRIENDS IVORY &  SIME
PLC

                  Information Concerning ISI

                  The names, titles and principal occupations of the current directors and executive officers of ISI are set forth in the following table:


NAME                     TITLE AND PRINCIPAL OCCUPATION
George E. Walker                    President
John C. Edwards                     Director
Karen Patterson                     Director





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                  The business  address of each person listed above is c/o Ivory
& Sime International, Inc., One World Trade Center, Suite 2101, New York, NY 10048.

                  Management Control of ISI

                  ISI is located at One World Trade Center, Suite 2101, New York, NY 10048. ISI is a wholly-owned subsidiary of Friends Ivory & Sime plc. The names, title and principal occupations of the principal executive officers and directors of Friends Ivory & Sime plc are set forth below.

                  Information Concerning Friends Ivory & Sime plc

                  Friends Ivory & Sime plc is a subsidiary of Friends Provident which is registered in England. The principal business address of Friends Ivory & Sime plc is Princes Court, 7 Princes Street, London, England EC2R8AQ.

                  The names, titles and principal occupations of the current directors and executive officers of Friends Ivory & Sime plc are set forth in the following table. The business address of each person listed below is c/o Friends Ivory & Sime plc, Princes Court, 7 Princes Street, London, England EC2R8AQ.



      NAME                    TITLE AND PRINCIPAL OCCUPATION
Peter Jones                   Chief Executive of Friends Ivory & Sime plc,
                              Director of Friends Provident
Howard Carter                 Executive of Friends Ivory & Sime plc, Director
                              of FP Asset Management
Christopher Jemmett           Director of Friends Ivory & Sime plc, member of
                              the Board of Friends Provident
Keith Satchell                Director of Friends Ivory & Sime plc, member of
                              the Board of Friends Provident
Brian Sweetland               Director of Friends Ivory & Sime plc, member of
                              the Board of Friends Provident
Sir David Kenloch             Chairman of Friends Ivory & Sime plc
Allan Munro                   Executive Director of Friends Ivory & Sime plc
Ian Rushbrook                 Director of  Friends Ivory & Sime plc
John Stubbs                   Executive Director of Friends Ivory & Sime
Roger Young                   Director of Friends Ivory & Sime plc

                  Other Matters

                  The Trust will furnish, without charge, a copy of the Trust's annual report for the fiscal year ended August 31, 1997 and a copy of the Trust's semi-annual report for the period ended February 28, 1998 to a shareholder upon request. To obtain a report, please contact the Trust by calling 1-800-807-FUND (or by writing to The Saratoga Advantage Trust, 1501 Franklin Avenue, Mineola, NY 11501, Attention: William Marra).

                  SCM, the manager of the Trust, is located at 1501 Franklin Avenue, Mineola, NY 11501.

                  The Trust is not required to hold annual meetings of shareholders, and therefore it cannot be determine when the next meeting of shareholders will be held. Shareholder proposals to be presented at any future meeting of shareholders of the Trust must be received by the Trust within a reasonable time before the Trust's solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting. The cost of the preparation, printing and distribution of this Information Statement is an expense of Friends Ivory & Sime plc.


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